Exhibit 99.1

PRESS RELEASE

600 East Greenwich Ave.
West Warwick, Rhode Island 02893

For Immediate Release

Contact:  Gregory A. Woods, CEO                                                                                                                                 March 10, 2014
Joseph P. O’Connell, CFO
Tel: 800-343-4039
www.Astro-MedInc.com

Astro-Med, Inc. Announces Meeting Date Change
 for 2014 Annual Meeting of Shareholders

WEST WARWICK, RI, March 10, 2014 – Astro-Med, Inc. (Nasdaq:ALOT) announced today that the Company has rescheduled the date for its 2014 Annual Meeting of Shareholders.

The Annual Shareholders’ Meeting will be held on Thursday, May 22, 2014 at 10:00 a.m. at the offices of the Company, 600 East Greenwich Avenue, West Warwick, Rhode Island.  The Company had originally scheduled the 2014 Annual Meeting to occur on Tuesday, May 20, 2014 as reported in the Company’s 2013 proxy statement.  Shareholder proposals that are to be considered at the 2014 Annual Meeting but not requested to be included in the 2014 proxy statement must be submitted no later than March 23, 2014.

About Astro-Med, Inc.

Astro-Med, Inc. is a leading manufacturer of specialty high tech printing systems and data acquisition products. Products include color label printers and consumables sold under the QuickLabel Systems brand as well as rugged printers for aerospace and defense applications and data acquisition recorders sold under the Astro-Med brand. Astro-Med, Inc. is a member of the Russell Microcap® Index. Additional information is available by visiting www.Astro-MedInc.com.

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